Frontier Communications

3 High Ridge Park

Stamford, CT 06905

203.614.5600

www.frontier.com

Frontier Communications Appoints Jennifer E. Lem

Senior Vice President and Controller

STAMFORD, Conn., January 6, 2014 – Frontier Communications Corporation (NASDAQ: FTR) announced that Jennifer E. Lem joined the company today as Senior Vice President and Controller and will serve as the company’s designated chief accounting officer. She reports to John M. Jureller, Executive Vice President and Chief Financial Officer, and is based at corporate headquarters in Stamford, Connecticut.

Most recently, Ms. Lem was Assistant Corporate Controller at International Flavors and Fragrances Corporation from 2011 to July 2012.  From 2005 to 2011, she was Assistant Corporate Controller at Loews Corporation.  Before joining Loews, Ms. Lem held various financial positions with HLTH Corporation, Onsite Access Inc., Meldisco, The Perrier Group of America, PepsiCo Inc., Primerica Corporation and was a Senior Accountant with Ernst & Young LLP (then Ernst & Whinney).  She is a certified public accountant and received a B.S. degree in Accounting from Boston College.

Mr. Jureller said, “Jennifer’s expertise in public accounting, SEC reporting and compliance, and operational execution make her an ideal addition to our company, especially in light of our recent agreement to acquire AT&T’s wireline operations in Connecticut.  Her experience helps to fortify our financial leadership team at an exciting stage in our company’s growth.”

About Frontier Communications

Frontier Communications Corporation (NASDAQ: FTR) offers broadband, voice, video, wireless Internet data access, data security solutions, bundled offerings, specialized bundles for residential customers, small businesses and home offices and advanced communications for medium and large businesses in 27 states.  Frontier's approximately 13,900 employees are based entirely in the United States. More information is available at www.frontier.com.

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INVESTOR CONTACT:	MEDIA CONTACT:
Luke Szymczak	Brigid Smith
Vice President, Investor Relations	AVP, Corp. Comm.
(203) 614-5044	(203) 614-5042
luke.szymczak@ftr.com	brigid.smith@ftr.com